Exhibit 99.3

ROGERS WIRELESS INC.

OFFER TO EXCHANGE

all outstanding 7.625% Senior (Secured) Notes due 2011

(Cdn$460,000,000 aggregate principal amount)
for
7.625% Senior (Secured) Notes due 2011
(Cdn$460,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding Floating Rate Senior (Secured) Notes due 2010

(US$550,000,000 aggregate principal amount)
for
Floating Rate Senior (Secured) Notes due 2010
(US$550,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding 7.25% Senior (Secured) Notes due 2012

(US$470,000,000 aggregate principal amount)
for
7.25% Senior (Secured) Notes due 2012
(US$470,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding 7.50% Senior (Secured) Notes due 2015

(US$550,000,000 aggregate principal amount)
for
7.50% Senior (Secured) Notes due 2015
(US$550,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

and

all outstanding 8.00% Senior Subordinated Notes due 2012

(US$400,000,000 aggregate principal amount)
for
8.00% Senior Subordinated Notes due 2012
(US$400,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Enclosed for your consideration is a Prospectus dated December 21, 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Rogers Wireless Inc. (“Rogers Wireless”) to exchange each $1,000 principal amount of its 7.625% Senior (Secured) Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 7.625% Senior (Secured) Notes Due 2011 (collectively, the “Old Cdn$ Notes”); to exchange each $1,000 principal amount of its Floating Rate Senior (Secured) Notes Due 2010, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding Floating Rate Senior (Secured) Notes Due 2010 (collectively, the “Old Floating Rate Notes”); to exchange each $1,000 principal amount of its 7.25% Senior (Secured) Notes Due 2012, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 7.25% Senior (Secured) Notes Due 2012 (collectively, the “Old 2012 Senior Notes”); to exchange each $1,000 principal amount of its 7.50% Senior (Secured) Notes Due 2015, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 7.50% Senior (Secured) Notes Due 2015 (collectively, the “Old 2015 Notes”); and to exchange each $1,000 principal amount of its 8.00% Senior Subordinated Notes Due 2012, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 8.00% Senior Subordinated Notes Due 2012 (collectively, the “Old Senior Subordinated Notes”).

      We are asking you to contact your clients for whom you hold Old Cdn$ Notes, Old Floating Rate Notes, Old 2012 Senior Notes, Old 2015 Notes or Old Senior Subordinated Notes (collectively, the “Old Notes”) registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. Rogers Wireless will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Rogers Wireless for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Rogers Wireless will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

1. the Prospectus;

2. the Canadian Private Placement Memorandum, which contains additional information applicable to holders of the Old Notes in Canada;

3. a Letter of Transmittal for your use and for the information of your clients in connection with the exchange of Old Floating Rate Notes, Old 2012 Senior Notes, Old 2015 Notes and Old Senior Subordinated Notes (collectively, the “Old US$ Notes”), a facsimile copy of which may be used to exchange the Old US$ Notes;

4. a Letter of Transmittal for your use and for the information of your clients in connection with the exchange of the Old Cdn$ Notes, a facsimile copy of which may be used to exchange the Old Cdn$ Notes;

5. a Notice of Guaranteed Delivery for use in connection with the exchange of Old US$ Notes;

6. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

7. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W9;

8. a return envelope addressed to JPMorgan Chase Bank, N.A., New York Branch, the exchange agent for the Old US$ Notes; and

9. a return envelope addressed to JPMorgan Chase Bank, N.A., London Branch, the exchange agent for the Old Cdn$ Notes.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE ON JANUARY 21, 2005, AT 5:00 P.M., LONDON TIME (12:00 P.M., NEW YORK CITY TIME), FOR THE OLD CDN$ NOTES, AND AT 5:00 P.M., NEW YORK CITY TIME, FOR THE OLD US$ NOTES, UNLESS EXTENDED. OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTERS OF TRANSMITTAL, AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

      To tender Old US$ Notes, certificates for Old US$ Notes or a book-entry confirmation (see the section entitled “Exchange Offer” in the Prospectus), a duly executed and properly completed US$ Note Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the US$ Note Exchange Agent as provided in the Prospectus and US$ Note Letter of Transmittal. To tender Old Cdn$ Notes, certificates for Old Cdn$ Notes and a duly executed and properly completed Cdn$ Note Letter of Transmittal or facsimile thereof must be received by the Cdn$ Note Exchange Agent, or an electronic acceptance notice must be received by Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as applicable, as provided in the Prospectus and Cdn$ Note Letter of Transmittal.

      Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material should be directed to the appropriate exchange agent at its address set forth in the Prospectus or to Rogers Wireless at (416) 935-1100.

Very truly yours,

ROGERS WIRELESS INC.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF ROGERS WIRELESS INC. OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTERS OF TRANSMITTAL.

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